                                                                               .
                                                                               .
                                                                               .


news release                                           [TENNECO AUTOMOTIVE LOGO]

      For immediate release

      Contacts:     Jane Ostrander                          Leslie Hunziker
                    Media Relations                         Investor Relations
                    847 482-5607                            847 482-5042
                    jane.ostrander@tenneco-automotive.com   leslie.hunziker@tenneco-automotive.com

      TENNECO AUTOMOTIVE REPORTS STRONG SECOND QUARTER OPERATING RESULTS

   o  13th consecutive quarter of year-over-year revenue growth
   o  Strong cash performance offsets loss of customer advance payment program
   o  EBIT and EPS improve year-over-year
   o  Europe and South America EBIT up 43% on 13% revenue gain
   o  14th consecutive quarter of year-over-year adjusted EBITDA improvement

Lake Forest, Illinois, July 21, 2005 - Tenneco Automotive (NYSE: TEN) reported second quarter net income of $33 million, or 71-cents per diluted share, up from net income of $30 million, or 69-cents per diluted share a year ago. Adjusted for the items below, second quarter net income rose to $35 million, or 77-cents per diluted share, compared with $31 million, or 70-cents per diluted share in second quarter 2004.

EBIT (earnings before interest, taxes and minority interest) was $83 million compared with $76 million a year ago. EBITDA (EBIT before depreciation and amortization) was $127 million, versus $120 million in second quarter 2004. On an adjusted basis, EBIT was $85 million, up from $84 million a year ago, and the company reported its 14th consecutive quarter of year-over-year improved adjusted EBITDA at $129 million, up from $128 million in second quarter 2004. See the tables attached to the press release, which reconcile GAAP results to non-GAAP results.

Adjusted second quarter 2005 and 2004 results:

                                                                  Q2 2005                              Q2 2004
                                                       --------------------------------    ---------------------------------
                                                                         Net      Per                        Net       Per
                                                       EBITDA   EBIT     Income   Share    EBITDA    EBIT    Income    Share
                                                       -----    -----    ------   -----    ------    ----    ------    -----

Earnings Measures                                      $127     $ 83     $ 33     $0.71     $120     $ 76     $ 30      $0.69

Adjustments (reflects non-GAAP measures):

  Restructuring and restructuring related expenses        2        2        1      0.03        5        5        3       0.07

  New Aftermarket customer changeover costs              --       --       --        --        2        2        1       0.02

  Consulting fees indexed to stock price                 --       --       --        --        1        1        1       0.01

  Tax adjustments                                        --       --        1      0.03       --       --       (4)     (0.09)
                                                       ----     ----     ----     -----     ----     ----     ----      -----
Non-GAAP earnings measures                             $129     $ 85     $ 35     $0.77     $128     $ 84     $ 31      $0.70
                                                       ====     ====     ====     =====     ====     ====     ====      =====


                                     -More-

Second quarter 2005 adjustments:

   o Restructuring related expenses of $2 million pre-tax, or 3-cents per diluted share;
   o Tax expense of $1 million, or 3-cents per diluted share, primarily related to adjusting state tax net operating loss carry forwards.

Second quarter 2004 adjustments:

   o Restructuring related expenses of $5 million pre-tax, or 7-cents per diluted share;
   o Expenses of $2 million pre-tax, or 2-cents per diluted share, associated with changeover costs for a new aftermarket customer;
   o Expenses of $1 million pre-tax, or 1-cent per diluted share, for stock price indexed consulting fees;
   o  Tax benefit of $4 million, or 9-cents per diluted share.

Despite a $65 million impact from the discontinuation of General Motor's advance payment program, operating cash inflow in the quarter was $28 million, versus a $46 million inflow in the second quarter of 2004. The strong cash performance was driven by inventory reductions and improved accounts payable. At quarter-end, total debt was $1.412 billion, down from $1.419 billion a year ago and debt net of cash was $1.346 billion versus $1.253 billion a year ago. The decrease was primarily the result of the discontinuation of advance payment programs by General Motors, Ford and DaimlerChrysler, which had a $94 million impact on debt.

Tenneco Automotive generated its 13th consecutive quarter of year-over-year revenue growth with revenue of $1.180 billion, compared with $1.113 billion a year ago. Favorable currency benefited revenue by $33 million. Total OE revenues were up 7% year-over-year, outpacing a 2% increase in global industry production. Revenue was driven by the company's strong position on top-selling vehicles, continued gains from new OE business in Europe and stronger Japanese OE business in North America.

"Our strategies for generating top-line growth and cash continue to be effective despite difficult and volatile market conditions," said Mark P. Frissora, chairman and CEO, Tenneco Automotive. "We are also benefiting from our intense focus on managing costs and improving operational efficiency through Lean and Six Sigma. In addition, our balance in terms of products, markets, customers and vehicle platform mix gives us a competitive edge and continues to drive our progress."

The company's gross margin in the quarter was 20.3%, down 1.3 percentage points from a year ago. Higher steel costs, restructuring charges and business mix offset savings and improved efficiencies from Lean manufacturing, Six Sigma programs and other cost reduction initiatives.

Total steel cost increases in the second quarter were $35 million, which were largely offset by the company's cost reduction efforts, including SGA&E restructuring savings, material cost savings, Six Sigma program savings of $9 million and Lean manufacturing efficiencies as well as steel cost recovery from OE and aftermarket customers. Based on the company's efforts to offset increased steel costs and trends in the steel market, the company doesn't currently anticipate a significant year-over-year impact on operating results through the remainder of 2005.

Sales, General, Administrative and Engineering (SGA&E) expense in the quarter was 9.4% of sales versus 10.7% one year ago. SGA&E improvement was driven by restructuring and tight controls on discretionary spending.

The company outperformed its bank debt covenants in the quarter. At June 30, the leverage ratio was 3.41, below the maximum limit of 4.75; the fixed charge ratio was 2.03, exceeding the minimum ratio of 1.10; and the interest coverage ratio was 3.06, exceeding the minimum coverage ratio of 2.0.

NORTH AMERICA
   o North American original equipment revenue was up 3% to $390 million, versus $379 million a year ago. Excluding the impact of currency and catalytic converter pass-through sales, revenue was up 8%, outpacing a 2% industry production decline (Tables to this press release reconcile GAAP revenues to revenues adjusted for catalytic converter pass-through sales and currency). The increase was driven by exhaust business on better selling passenger vehicle and medium truck platforms, stronger commercial vehicle volumes, volume growth on key Japanese OE platforms and specialty market revenue from acquiring the Harley Davidson exhaust business.
   o North American aftermarket revenue was $146 million, versus $144 million in second quarter 2004. Ride control price increases, driven by higher steel costs, offset lower ride control volumes and exhaust sales.
   o EBIT for North American operations was $52 million, versus $50 million a year ago. Adjusted second quarter 2005 EBIT was $52 million compared with adjusted EBIT of $54 million in second quarter 2004. The impact of higher steel costs in the quarter more than offset benefits from restructuring and stronger value-added volumes.
   o Second quarter 2004 EBIT results include $4 million in costs related to the adjustments described above.

EUROPE AND SOUTH AMERICA
   o European original equipment revenue was $382 million, up 12% versus $343 million a year ago. Adjusted for favorable currency, catalytic converter pass-through sales and a change in reporting for a customer contract, revenue was up 13%. Strong ride control volumes and the company's exhaust business on top-selling platforms drove the increase.
   o European aftermarket revenue was $109 million, up from $103 million in second quarter 2004. Excluding currency, revenue was still up 3%, driven by higher exhaust revenues due to market share gains and price increases. A 10% year-over-year increase in exhaust sales helped offset a decrease in ride control revenue due to lower sales in Southern Europe and the Middle East.
   o South America operations generated $50 million in revenue versus $35 million a year ago. Excluding the benefit of currency, revenue was up 25%, driven by stronger OE ride and exhaust volumes.
   o EBIT for European and South American operations was $27 million, up 43% from $17 million in second quarter 2004. Adjusted EBIT in the quarter was $29 million, up from adjusted EBIT of $21 million a year ago. The strong EBIT performance was driven by higher OE and AM exhaust volumes, restructuring savings and manufacturing efficiencies, which more than offset the negative impact of higher steel costs.
   o Second quarter 2005 EBIT results include $2 million in restructuring related expenses and second quarter 2004 EBIT includes $4 million in restructuring related expenses.

ASIA PACIFIC
   o Revenue from Asia operations was $44 million, versus $58 million a year ago. The decline was due to lower OE volumes in China as a result of government actions to control consumer lending and soft consumer sales at the company's largest customer in China.
   o Australian revenue was $59 million, compared with $51 million in second quarter 2004. Excluding the impact of currency and pass-through sales, revenue was up 7%, driven by higher volumes on existing OE platforms.

   o Lower OE volumes in China had a significant impact on Asia Pacific EBIT, which was $4 million, down from $9 million a year ago.

YEAR-TO-DATE RESULTS
Through the first half of the year, Tenneco Automotive reported net income of $40 million, or 88-cents per diluted share, versus net income of $28 million, or 65-cents per diluted share reported for the first six months of 2004. On an adjusted basis, year-to-date net income was $44 million, or 97-cents per diluted share, versus year-to-date adjusted net income of $37 million, or 85-cents per diluted share.

Year-to-date EBIT was $127 million compared with EBIT of $109 million in the first six months of 2004. EBITDA was $217 million versus $198 million a year ago. Adjusted year-to-date 2005 EBIT was $132 million, compared with $131 million a year ago, and adjusted EBITDA was $222 million, versus adjusted EBITDA of $220 million for the same period a year ago.

ATTACHMENT 1:
Statements of Income - 3 months
Statements of Income - 6 months
Balance Sheet
Statements of Cash Flow

ATTACHMENT 2:
Reconciliation of GAAP Net Income to EBITDA - 3 months
Reconciliation of GAAP to Non-GAAP Earnings Measures - 3 months
Reconciliation of GAAP Revenues to Non-GAAP Revenue Measure - 3 months Reconciliation of GAAP Net Income to EBITDA - 6 months
Reconciliation of GAAP to Non-GAAP Earnings Measures - 6 months
Reconciliation of GAAP Revenue to NON-GAAP Revenue Measures - 6 months

CONFERENCE CALL
The company will host a conference call on Thursday, July 21, 2005 at 10:30 am EDT. The dial-in number is 800 857-4151 domestic or 210 839-8501 international. The passcode is Tenneco Auto. The call and accompanying slides will be available on the financial section of the Tenneco Automotive web site at www.tenneco-automotive.com. A recording of the call will be available one hour following completion of the call on July 21, 2005. To access this recording, dial 866 457-5512 domestic or 203 369-1285 international. The purpose of the call is to discuss the company's operations for the second quarter, as well as other matters that may impact the company's outlook. A copy of the press release is available on the financial and news sections of the Tenneco Automotive web site.

Tenneco Automotive is a $4.2 billion manufacturing company with headquarters in Lake Forest, Illinois and approximately 18,400 employees worldwide. Tenneco Automotive is one of the world's largest designers, manufacturers and marketers of emission control and ride control products and systems for the automotive original equipment market and the aftermarket. Tenneco Automotive markets its products principally under the Monroe(R), Walker(R), Gillet(R) and Clevite(R)Elastomer brand names. Among its products are Sensa-Trac(R) and Monroe Reflex(R) shocks and struts, Rancho(R) shock absorbers, Walker(R) Quiet-Flow(R) mufflers, Dynomax(R) performance exhaust products, and Clevite(R)Elastomer noise, vibration and harshness control components.

This press release contains forward-looking statements. Words such as "continue," "will," "expects," "believe," "plans," and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are: (i) changes in automotive manufacturers' production rates and their actual and forecasted requirements for the company's products, including the overall highly competitive nature of the automotive parts industry, and the company's resultant inability to realize the sales represented by its awarded book of business which is based on anticipated pricing for the applicable program over its life, and is subject to increases or decreases due to changes in customer requirements, customer and consumer preferences, and the number of vehicles actually produced by customers; (ii) increases in the costs of raw materials, including the company's ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives and other methods; (iii) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector, and changes in consumer demand and prices, including longer product lives of automobile parts and the cyclicality of automotive production and sales of automobiles which include the company's products, and the potential negative impact on the company's revenues and margins from such products; (iv) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans and to realize anticipated benefits from these plans; (v) the general political, economic and competitive conditions in markets and countries where the company and its subsidiaries operate, including the strength of other currencies relative to the U.S. dollar and currency fluctuations and other risks associated with operating in foreign countries; (vi) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals; (vii) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets and the credit ratings of the company's debt; (viii) the cost and outcome of existing and any future legal proceedings, and compliance with changes in regulations, including environmental regulations; (ix) workforce factors such as strikes or labor interruptions; (x) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market; (xi) further changes in the distribution channels for the company's aftermarket products, further consolidations among automotive parts customers and suppliers, and product warranty costs; (xii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies; (xiii) acts of war, riots or terrorism, including, but not limited to the events taking place in the Middle East, the current military action in Iraq and the continuing war on terrorism, as well as actions taken or to be taken by the United States or other governments as a result of further acts or threats of terrorism, and the impact of these acts on economic, financial and social conditions in the countries where the company operates and (xiv) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its report on Form 10-K for the year ended December 31, 2004. Further information can be found on the company's web site at www.tenneco-automotive.com.


                                       ###

                                                                    ATTACHMENT 1


              TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                              STATEMENTS OF INCOME
                                    Unaudited
                           THREE MONTHS ENDED JUNE 30,
                  (Millions except share and per share amounts)


                                                               2005              2004
                                                             ---------         ---------
Net sales and operating revenues                             $   1,180         $   1,113(c)
                                                             =========         =========

Costs and Expenses
   Cost of Sales (exclusive of depreciation shown below)           941(a)            873(d)
   Engineering, Research and Development                            18                19
   Selling, General and Administrative                              93               100(e)
   Depreciation and Amortization of Other Intangibles               44                44
                                                             ---------         ---------
          Total Costs and Expenses                               1,096             1,036
                                                             =========         =========

Loss on sale of receivables                                         (1)               (1)
                                                             ---------         ---------
Total Other Loss                                                    (1)               (1)
                                                             ---------         ---------

Income before Interest Expense,
 Income Taxes, and Minority Interest
   North America                                                    52                50(c)(d)(e)
   Europe & South America                                           27(a)             17(d)
   Asia Pacific                                                      4                 9
                                                             ---------         ---------
                                                                    83                76
Less:
   Interest expense (net of
     interest capitalized)                                          32                34
   Income tax expense                                               18(b)             10(f)
   Minority interest                                                --                 2
                                                             ---------         ---------
Net income                                                   $      33         $      30
                                                             =========         =========

Average common shares outstanding:
   Basic                                                          43.0              41.5
                                                             =========         =========
   Diluted                                                        45.1              44.2
                                                             =========         =========

Earnings per share of common stock:
   Basic                                                     $    0.75         $    0.73
                                                             =========         =========

   Diluted                                                   $    0.71         $    0.69
                                                             =========         =========

(a) Includes restructuring and restructuring related charges of $2 million pre-tax, $1 million after tax or $0.03 per share. The entire $2 million adjustment is recorded in cost of sales and geographically in Europe and South America.

(b) Includes a $1 million or $0.03 per share tax expense primarily related to adjusting state tax net operating loss carryforwards.

(c) Includes continuing changeover costs for a new aftermarket customer acquired in the first quarter of $2 million pre-tax, $1 million after-tax or $0.02 per share. The entire cost is recorded in Sales. Geographically all of the charge is recorded in North America.

(d) Includes restructuring and restructuring related charges of $5 million pre-tax, $3 million after tax or $0.07 per share. The entire charge is recorded in cost of sales. Geographically, $1 million is recorded in North America and $4 million in Europe and South America.

(e) Includes consulting fees indexed to stock price of $1 million pre-tax, $1 million after-tax or $0.01 per share. The entire charge is recorded in SG&A. Geographically the entire charge is recorded in North America.

(f) Includes a $4 million or $0.09 per share tax benefit related to the resolution of outstanding tax issues.

                                                                    ATTACHMENT 1

              TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                              STATEMENTS OF INCOME
                                    Unaudited
                            SIX MONTHS ENDED JUNE 30,
                  (Millions except share and per share amounts)


                                                               2005               2004
                                                             ---------         ---------
Net sales and operating revenues                             $   2,281         $   2,146(c)
                                                             =========         =========

Costs and Expenses
   Cost of Sales (exclusive of depreciation shown below)         1,829(a)          1,702(d)
   Engineering, Research and Development                            42                36
   Selling, General and Administrative                             191(a)            209(c)(d)(e)
   Depreciation and Amortization of Other Intangibles               90                89
                                                             ---------         ---------
          Total Costs and Expenses                               2,152             2,036
                                                             =========         =========

Loss on sale of receivables                                         (1)               (1)
Other Loss                                                          (1)               --
                                                             ---------         ---------
Total Other Loss                                                    (2)               (1)
                                                             ---------         ---------

Income before Interest Expense,
 Income Taxes, and Minority Interest
   North America                                                    89(a)             80(c)(d)(e)
   Europe & South America                                           32(a)             17(d)(e)
   Asia Pacific                                                      6                12(e)
                                                             ---------         ---------
                                                                   127               109
Less:
   Interest expense (net of
     interest capitalized)                                          64                69
   Income tax expense                                               22(b)              9(f)
   Minority interest                                                 1                 3
                                                             ---------         ---------
Net income                                                   $      40         $      28
                                                             =========         =========

Average common shares outstanding:
   Basic                                                          42.8              41.1
                                                             =========         =========
   Diluted                                                        45.0              43.8
                                                             =========         =========

Earnings per share of common stock:
   Basic                                                     $    0.92         $    0.69
                                                             =========         =========

   Diluted                                                   $    0.88         $    0.65
                                                             =========         =========

(a) Includes restructuring and restructuring related charges of $5 million pre-tax, $3 million after tax or $0.07 per share. Of the adjustment $4 is recorded in cost of sales and $1 million is in SG&A. Geographically, $2 million is recorded in North America and $3 million in Europe and South America.

(b) Includes a $1 million or $0.02 per share tax expense primarily related to adjusting state tax net operating loss carryforwards.

(c) Includes changeover costs for a new aftermarket customer acquired in the first quarter of $8 million pre-tax, $5 million after-tax or $0.11 per share. Of the adjustment $6 million is recorded in Sales and $2 million is recorded in SG&A. Geographically all of the charge is recorded in North America.

(d) Includes restructuring and restructuring related charges of $10 million pre-tax, $6 million after tax or $0.14 per share. Of the adjustment $2 million is recorded in SG&A and the remaining $8 million is in cost of sales. Geographically, $3 million is recorded in North America and $7 million in Europe in South America.

(e) Includes consulting fees indexed to stock price of $4 million pre-tax, $3 million after-tax or $0.06 per share. The entire charge is recorded in SG&A. Geographically $2 million of the charge is recorded in North America, $1 million in Europe and South America and $1 million in Asia Pacific.

(f) Includes a $5 million or $0.11 per share tax benefit related to the resolution of outstanding tax issues.

                                                                    ATTACHMENT 1

              TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                                  BALANCE SHEET
                                   (Unaudited)
                                   (Millions)


                                                                     June 30, 2005    December 31, 2004
                                                                     -------------    -----------------
 Assets

     Cash and Cash Equivalents                                         $       66            $      214

     Receivables, Net                                                         662                   488

     Inventories                                                              404                   396

     Other Current Assets                                                     203                   194

     Investments and Other Assets                                             682                   693

     Plant, Property, and Equipment, Net                                    1,050                 1,134
                                                                       ----------            ----------

     Total Assets                                                      $    3,067            $    3,119
                                                                       ==========            ==========

Liabilities and Shareholders' Equity

     Short-Term Debt                                                   $       49            $       19

     Accounts Payable                                                         726                   696

     Accrued Taxes                                                             39                    24

     Accrued Interest                                                          37                    35

     Other Current Liabilities                                                246                   273

     Long-Term Debt                                                         1,363                 1,401

     Deferred Income Taxes                                                    118                   126

     Deferred Credits and Other Liabilities                                   338                   362

     Minority Interest                                                         22                    24

     Total Shareholders' Equity                                               129                   159
                                                                       ----------            ----------

     Total Liabilities and Shareholders' Equity                        $    3,067            $    3,119
                                                                       ==========            ==========


(a) Accounts Receivables net of:                                     June 30, 2005    December 31, 2004
                                                                     -------------    -----------------

     Accounts Receivable securitization programs                       $      148            $      124
     Receivables collected under advance payment programs              $        9            $      132

(b) Long term debt composed of:                                      June 30, 2005    December 31, 2004
                                                                     -------------    -----------------

     Term loan B (Due 2010)                                            $      356            $      392
     10.25% senior notes (Due 2013)                                           489                   490
     8.625% subordinated notes (Due 2014)                                     500                   500
     Other long term debt                                                      18                    19

                                                                       ----------            ----------
                                                                       $    1,363            $    1,401
                                                                       ==========            ==========

                                                                    ATTACHMENT 1

              TENNECO AUTOMOTIVE INC. AND CONSOLIDATED SUBSIDIARIES
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                   (Millions)

                                                                             SIX MONTHS ENDED
                                                                                 JUNE 30,
                                                                          -----------------------
                                                                           2005             2004
                                                                          -------         -------
Operating activities:
  Net income                                                              $    40         $    28
  Adjustments to reconcile net income
   to net cash provided (used) by operating activities -
    Depreciation and amortization of other intangibles                         90              89
    Deferred income taxes                                                      (5)             (5)
    (Gain)/loss on sale of assets, net                                          1              --
    Changes in components of working capital (net of acquisition)-
      (Inc.)/dec. in receivables                                             (200)           (113)
      (Inc.)/dec. in inventories                                              (33)            (16)
      (Inc.)/dec. in prepayments and other current assets                     (19)            (27)
      Inc./(dec.) in payables                                                  64              60
      Inc./(dec.) in taxes accrued                                             19              13
      Inc./(dec.) in interest accrued                                           2              (2)
      Inc./(dec.) in other current liabilities                                (10)             24
    Other                                                                     (20)              8
                                                                          -------         -------
Net cash provided (used) by operating activities                              (71)             59

Investing activities:
  Net proceeds from sale of assets                                              3              11
  Expenditures for plant, property & equipment                                (63)            (54)
  Acquisition of business                                                     (11)             --
  Investments and other                                                         2              (2)
                                                                          -------         -------
Net cash used by investing activities                                         (69)            (45)
                                                                          -------         -------

Financing activities:
  Issuance of common shares                                                     4               4
  Retirement of long-term debt                                                (42)             (4)
  Net inc./(dec.) in short-term debt excluding current
   maturities on long-term debt                                                34               1
  Other                                                                        --               2
                                                                          -------         -------
Net cash provided (used) by financing activities                               (4)              3
                                                                          -------         -------

Effect of foreign exchange rate changes on cash and
  cash equivalents                                                             (4)              4
                                                                          -------         -------

Inc./(dec.) in cash and cash equivalents                                     (148)             21
Cash and cash equivalents, January 1                                          214             145
                                                                          -------         -------
Cash and cash equivalents, June 30                                        $    66         $   166
                                                                          =======         =======

Cash paid during the period for interest                                  $    61         $    74
Cash paid during the period for income taxes                              $    11         $     7

                                                                    Attachment 2

                               TENNECO AUTOMOTIVE
                 RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA
                                    Unaudited



                                                                                                 Q2 2005
                                                                       ------------------------------------------------------------
                                                                         North           Europe            Asia
                                                                        America           & SA            Pacific           Total
                                                                       ---------        ---------        ---------        ---------
Net income                                                                                                                $      33

Income tax expense                                                                                                               18

Interest expense (net of interest capitalized)                                                                                   32
                                                                                                                          ---------

EBIT, Income before interest expense, income taxes and minority
interest (GAAP measure)                                                       52               27                4               83

Depreciation and amortization of other intangibles                            23               18                3               44
                                                                       ---------        ---------        ---------        ---------

Total EBITDA(2)                                                        $      75        $      45        $       7        $     127
                                                                       =========        =========        =========        =========




                                                                                                 Q2 2004
                                                                       ------------------------------------------------------------
                                                                         North           Europe            Asia
                                                                        America           & SA            Pacific           Total
                                                                       ---------        ---------        ---------        ---------
Net income                                                                                                                $      30

Minority interest                                                                                                                 2

Income tax expense                                                                                                               10

Interest expense (net of interest capitalized)                                                                                   34
                                                                                                                          ----------

EBIT, Income before interest expense, income taxes and minority
interest (GAAP measure)                                                       50               17                9               76

Depreciation and amortization                                                 24               18                2               44
                                                                       ---------        ---------        ---------        ---------

Total EBITDA                                                           $      74        $      35        $      11        $     120
                                                                       ==========       =========        =========        =========



(1) Generally Accepted Accounting Principles

(2) EBITDA represents income before interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco Automotive has presented EBITDA because it regularly reviews EBITDA as a measure of the company's performance. In addition, Tenneco Automotive believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco Automotive also believes EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

                                                                    Attachment 2


                               TENNECO AUTOMOTIVE
           RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
                                   Unaudited


                                                         Q2 2005                                       Q2 2004
                                      ---------------------------------------------   -------------------------------------------
                                      EBITDA(3)      EBIT     Net Income  Per Share   EBITDA(3)     EBIT     Net Income Per Share
                                      ---------    -------    ----------  ---------   ---------    -------   ---------- ---------
Earnings Measures                      $   127     $    83     $    33     $  0.71     $   120     $    76     $    30   $  0.69

Adjustments (reflects
 non-GAAP measures):
  Restructuring and restructuring
   related expenses                          2           2           1        0.03           5           5           3      0.07
  New Aftermarket customer
   changeover costs                         --          --          --          --           2           2           1      0.02
  Consulting fees indexed to
    stock price                             --          --          --          --           1           1           1      0.01
  Tax adjustments                           --          --           1        0.03          --          --          (4)    (0.09)
                                       -------     -------     -------     -------     -------     -------     -------   -------
Non-GAAP earnings measures             $   129     $    85     $    35     $  0.77     $   128     $    84     $    31   $  0.70
                                       =======     =======     =======     =======     =======     =======     =======   =======



                                                                                                       Q2 2005
                                                                                       -----------------------------------------
                                                                                        North      Europe       Asia
                                                                                       America      & SA       Pacific    Total
                                                                                       -------     -------     -------   -------
EBIT                                                                                   $    52     $    27     $     4   $    83
  Restructuring and restructuring
   related expenses                                                                         --           2          --         2
                                                                                       -------     -------     -------   -------
Adjusted EBIT                                                                          $    52     $    29     $     4   $    85
                                                                                       =======     =======     =======   =======



                                                                                                       Q2 2004
                                                                                       -----------------------------------------
                                                                                        North      Europe       Asia
                                                                                       America      & SA       Pacific    Total
                                                                                       -------     -------     -------   -------
EBIT                                                                                   $    50     $    17     $     9   $    76
  Restructuring and restructuring
   related expenses                                                                          1           4          --         5
  New Aftermarket customer
   changeover costs                                                                          2          --          --         2
  Consulting fees indexed to
    stock price                                                                              1          --          --         1
                                                                                       -------     -------     -------   -------
Adjusted EBIT                                                                          $    54     $    21     $     9   $    84
                                                                                       =======     =======     =======   =======

(1) Generally Accepted Accounting Principles

(2) Tenneco Automotive presents the above reconciliation of GAAP to non-GAAP earnings measures in order to reflect the results for the second quarters of 2005 and 2004 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA represents income before interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco Automotive has presented EBITDA because it regularly reviews EBITDA as a measure of the company's performance. In addition, Tenneco Automotive believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco Automotive also believes EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

                                                                    Attachment 2

                               TENNECO AUTOMOTIVE
                 RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA
                                    Unaudited



                                                                                              YTD 2005
                                                                       --------------------------------------------------------
                                                                        North           Europe          Asia
                                                                       America           & SA          Pacific          Total
                                                                       --------        --------        --------        --------
Net income                                                                                                             $     40

Minority interest                                                                                                             1

Income tax expense                                                                                                           22

Interest expense (net of interest capitalized)                                                                               64
                                                                                                                       --------

EBIT, Income before interest expense, income taxes and minority
interest (GAAP measure)                                                      89              32               6             127

Depreciation and amortization of other intangibles                           46              38               6              90
                                                                       --------        --------        --------        --------

Total EBITDA(2)                                                        $    135        $     70        $     12        $    217
                                                                       ========        ========        ========        ========


                                                                                               YTD 2004
                                                                       --------------------------------------------------------
                                                                        North           Europe          Asia
                                                                       America           & SA          Pacific          Total
                                                                       --------        --------        --------        --------
Net income                                                                                                             $     28

Minority interest                                                                                                             3

Income tax expense                                                                                                            9

Interest expense (net of interest capitalized)                                                                               69
                                                                                                                       --------

EBIT, Income before interest expense, income taxes and minority
interest (GAAP measure)                                                      80              17              12             109

Depreciation and amortization                                                48              35               6              89
                                                                       --------        --------        --------        --------

Total EBITDA                                                           $    128        $     52        $     18        $    198
                                                                       ========        ========        ========        ========

(1) Generally Accepted Accounting Principles

(2) EBITDA represents income before interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco Automotive has presented EBITDA because it regularly reviews EBITDA as a measure of the company's performance. In addition, Tenneco Automotive believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco Automotive also believes EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

                                                                    Attachment 2

                               TENNECO AUTOMOTIVE
           RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
                                    Unaudited



                                                      YTD 2005                                         YTD 2004
                                     ---------------------------------------------   ---------------------------------------------
                                     EBITDA(3)     EBIT      Net Income  Per Share   EBITDA(3)     EBIT     Net Income   Per Share
                                     ---------    -------    ----------  ---------   ---------    -------   ----------   ---------
Earnings Measures                     $   217     $   127     $    40     $  0.88     $   198     $   109     $    28      $  0.65

Adjustments (reflects
 non-GAAP measures):
  Restructuring and restructuring
   related expenses                         5           5           3        0.07          10          10           6         0.14
  New Aftermarket customer
   changeover costs                        --          --          --          --           8           8           5         0.11
  Consulting fees indexed to
   stock price                             --          --          --          --           4           4           3         0.06
  Tax adjustments                          --          --           1        0.02          --          --          (5)       (0.11)
                                      -------     -------     -------     -------     -------     -------     -------      -------
Non-GAAP earnings measures            $   222     $   132     $    44     $  0.97     $   220     $   131     $    37      $  0.85
                                      =======     =======     =======     =======     =======     =======     =======      =======


                                                                                                       YTD 2005
                                                                                      -------------------------------------------
                                                                                       North      Europe       Asia
                                                                                      America      & SA       Pacific      Total
                                                                                      -------     -------     -------     -------
EBIT                                                                                  $    89     $    32     $     6     $   127
  Restructuring and restructuring
   related expenses                                                                         2           3          --           5
                                                                                      -------     -------     -------     -------
Adjusted EBIT                                                                         $    91     $    35     $     6     $   132
                                                                                      =======     =======     =======     =======


                                                                                                       YTD 2004
                                                                                      -------------------------------------------
                                                                                       North      Europe       Asia
                                                                                      America      & SA       Pacific      Total
                                                                                      -------     -------     -------     -------
EBIT                                                                                  $    80     $    17     $    12     $   109
  Restructuring and restructuring
   related expenses                                                                         3           7          --          10
  New Aftermarket customer
   changeover costs                                                                         8          --          --           8
  Consulting fees indexed to
   stock price                                                                              2           1           1           4
                                                                                      -------     -------     -------     -------
Adjusted EBIT                                                                         $    93     $    25     $    13     $   131
                                                                                      =======     =======     =======     =======


(1) Generally Accepted Accounting Principles

(2) Tenneco Automotive presents the above reconciliation of GAAP to non-GAAP earnings measures in order to reflect the results for the six months of 2005 and 2004 in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) See Reconciliation of GAAP Net Income to EBITDA on previous page. EBITDA represents income before interest expense, income taxes, minority interest and depreciation and amortization. EBITDA is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA should not be considered as an alternative to net income or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco Automotive has presented EBITDA because it regularly reviews EBITDA as a measure of the company's performance. In addition, Tenneco Automotive believes its debt holders utilize and analyze our EBITDA for similar purposes. Tenneco Automotive also believes EBITDA assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

                                                                    Attachment 2

                               TENNECO AUTOMOTIVE
           RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
                                    Unaudited


                                                                               Q2 2005
                                             ---------------------------------------------------------------------------
                                                                                         Pass-through     Revenues
                                                                                            Sales        Excluding
                                                                             Revenues     Excluding       Currency
                                                              Currency      Excluding      Currency    and Pass-through
                                              Revenues         Impact        Currency       Impact         Sales
                                             ---------        ---------     ---------    ------------  ----------------
North America Aftermarket
  Ride Control                               $      103       $       --    $      103    $       --     $      103
  Exhaust                                            43               --            43            --             43
                                             ----------       ----------    ----------    ----------     ----------
  Total North America Aftermarket                   146               --           146            --            146

North America Original Equipment
  Ride Control                                      131               --           131            --            131
  Exhaust                                           259                3           256            68            188
                                             ----------       ----------    ----------    ----------     ----------
  Total North America Original Equipment            390                3           387            68            319

Total North America                                 536                3           533            68            465

Europe Aftermarket
  Ride Control                                       51                1            50            --             50
  Exhaust                                            58                2            56            --             56
                                             ----------       ----------    ----------    ----------     ----------
  Total Europe Aftermarket                          109                3           106            --            106

Europe Original Equipment

  Ride Control                                       98(a)             5            93            --             93(a)
  Exhaust                                           284               10           274            85            189
                                             ----------       ----------    ----------    ----------     ----------
  Total Europe Original Equipment                   382               15           367            85            282

South America                                        50                7            43             3             40

Total Europe & South America                        541               25           516            88            428

Asia                                                 44                1            43            11             32

Australia                                            59                4            55             5             50
                                             ----------       ----------    ----------    ----------     ----------

Total Asia Pacific                                  103                5            98            16             82

Total Tenneco Automotive                     $    1,180       $       33    $    1,147    $      172     $      975
                                             ==========       ==========    ==========    ==========     ==========



                                                                              Q2 2004
                                             ---------------------------------------------------------------------------
                                                                                         Pass-through     Revenues
                                                                                           Sales          Excluding
                                                                            Revenues      Excluding       Currency
                                                             Currency       Excluding      Currency    and Pass-through
                                              Revenues        Impact        Currency        Impact         Sales
                                             ----------     ----------     ----------    -----------   ----------------
North America Aftermarket
  Ride Control                               $      100     $       --     $      100     $       --     $      100
  Exhaust                                            44             --             44             --             44
                                             ----------     ----------     ----------     ----------     ----------
  Total North America Aftermarket                   144             --            144             --            144

North America Original Equipment
  Ride Control                                      120             --            120             --            120
  Exhaust                                           259             --            259             84            175
                                             ----------     ----------     ----------     ----------     ----------
  Total North America Original Equipment            379             --            379             84            295

Total North America                                 523             --            523             84            439

Europe Aftermarket
  Ride Control                                       51             --             51             --             51
  Exhaust                                            52             --             52             --             52
                                             ----------     ----------     ----------     ----------     ----------
  Total Europe Aftermarket                          103             --            103             --            103

Europe Original Equipment
  Ride Control                                       91             --             91             --             91
  Exhaust                                           252             --            252             81            171
                                             ----------     ----------     ----------     ----------     ----------
  Total Europe Original Equipment                   343             --            343             81            262

South America                                        35             --             35              3             32

Total Europe & South America                        481             --            481             84            397

Asia                                                 58             --             58             20             38

Australia                                            51             --             51              4             47
                                             ----------     ----------     ----------     ----------     ----------

Total Asia Pacific                                  109             --            109             24             85

Total Tenneco Automotive                     $    1,113     $       --     $    1,113     $      191     $      922
                                             ==========     ==========     ==========     ==========     ==========


  Tenneco Automotive presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, pass-through catalytic converter sales include precious metals pricing, which may be volatile. While Tenneco Automotive's original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding pass-through catalytic converter sales removes this impact. Tenneco Automotive uses this information to analyze the trend in revenues before these factors. Tenneco Automotive believes investors find this information useful in understanding period to period comparisons in the company's revenues.

  (a) Beginning in the second quarter of 2005, Tenneco Automotive changed its accounting for a customer contract in its European OE Ride Control unit. The cost of sales for this contract are now netted against the revenues, reducing reported revenues and cost of sales. In the second quarter of 2004, Tenneco Automotive recorded $15 million in revenues for this contract.

                                                                    Attachment 2

                               TENNECO AUTOMOTIVE
           RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
                                    Unaudited


                                                                     Six Months Ended June 30, 2005
                                             ---------------------------------------------------------------------------------
                                                                                               Pass-through      Revenues
                                                                                                  Sales         Excluding
                                                                                 Revenues       Excluding        Currency
                                                                 Currency       Excluding        Currency     and Pass-through
                                               Revenues           Impact         Currency         Impact           Sales
                                             ------------      ------------    ------------    ------------   ----------------
North America Aftermarket
  Ride Control                               $        194      $         --    $        194    $         --      $        194
  Exhaust                                              82                --              82              --                82
                                             ------------      ------------    ------------    ------------      ------------
  Total North America Aftermarket                     276                --             276              --               276

North America Original Equipment
  Ride Control                                        258                --             258              --               258
  Exhaust                                             507                 5             502             135               367
                                             ------------      ------------    ------------    ------------      ------------
  Total North America Original Equipment              765                 5             760             135               625

Total North America                                 1,041                 5           1,036             135               901

Europe Aftermarket
  Ride Control                                         88                 3              85              --                85
  Exhaust                                             103                 4              99              --                99
                                             ------------      ------------    ------------    ------------      ------------
  Total Europe Aftermarket                            191                 7             184              --               184

Europe Original Equipment

  Ride Control                                        207(a)             16             191              --               191(a)
  Exhaust                                             556                26             530             160               370
                                             ------------      ------------    ------------    ------------      ------------
  Total Europe Original Equipment                     763                42             721             160               561

South America                                          94                10              84               7                77

Total Europe & South America                        1,048                59             989             167               822

Asia                                                   86                 1              85              24                61

Australia                                             106                 5             101               9                92
                                             ------------      ------------    ------------    ------------      ------------

Total Asia Pacific                                    192                 6             186              33               153

Total Tenneco Automotive                     $      2,281      $         70    $      2,211    $        335      $      1,876
                                             ============      ============    ============    ============      ============



                                                                       Six Months Ended June 30, 2004
                                             ---------------------------------------------------------------------------------
                                                                                               Pass-through      Revenues
                                                                                                  Sales         Excluding
                                                                                 Revenues       Excluding        Currency
                                                                 Currency       Excluding        Currency     and Pass-through
                                               Revenues           Impact         Currency         Impact           Sales
                                             ------------      ------------    ------------    ------------   ----------------
North America Aftermarket
  Ride Control                               $      185        $       --      $      185      $       --        $      185
  Exhaust                                            81                --              81              --                81
                                             ----------        ----------      ----------      ----------        ----------
  Total North America Aftermarket                   266                --             266              --               266

North America Original Equipment
  Ride Control                                      238                --             238              --               238
  Exhaust                                           522                --             522             172               350
                                             ----------        ----------      ----------      ----------        ----------
  Total North America Original Equipment            760                --             760             172               588

Total North America                               1,026                --           1,026             172               854

Europe Aftermarket
  Ride Control                                       89                --              89              --                89
  Exhaust                                            94                --              94              --                94
                                             ----------        ----------      ----------      ----------        ----------
  Total Europe Aftermarket                          183                --             183              --               183

Europe Original Equipment
  Ride Control                                      176                --             176              --               176
  Exhaust                                           495                --             495             158               337
                                             ----------        ----------      ----------      ----------        ----------
  Total Europe Original Equipment                   671                --             671             158               513

South America                                        69                --              69               7                62

Total Europe & South America                        923                --             923             165               758

Asia                                                 97                --              97              33                64

Australia                                           100                --             100               8                92
                                             ----------        ----------      ----------      ----------        ----------

Total Asia Pacific                                  197                --             197              41               156

Total Tenneco Automotive                     $    2,146        $       --      $    2,146      $      378        $    1,768
                                             ==========        ==========      ==========      ==========        ==========


  Tenneco Automotive presents the above reconciliation of revenues in order to reflect the trend in the company's sales, in various product lines and geographical regions, separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, pass-through catalytic converter sales include precious metals pricing, which may be volatile. While Tenneco Automotive's original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding pass-through catalytic converter sales removes this impact. Tenneco Automotive uses this information to analyze the trend in revenues before these factors. Tenneco Automotive believes investors find this information useful in understanding period to period comparisons in the company's revenues.

  (a) Beginning in the second quarter of 2005, Tenneco Automotive changed its accounting for a customer contract in its European OE Ride Control unit. The cost of sales for this contract are now netted against the revenues, reducing reported revenues and cost of sales. In the second quarter of 2004, Tenneco Automotive recorded $15 million in revenues for this contract.